SELECTED CONSOLIDATED FINANCIAL DATA
-------------------------------------------------------------------------------

LOANS
-------------------------------------------------------------------------------

The following table sets forth the composition of Vista's loan portfolio as of the dates indicated:

                                                                             For The Years Ended December 31,
                                                          -----------------------------------------------------------------
Amounts in Thousands                                          1996          1995         1994         1993         1992
--------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
Commercial, financial, agricultural loans
  and lease financing                                         $78,250       $67,311      $54,870      $49,549      $47,707
Real estate - construction loans                                1,043           807        1,509        1,310        1,516
Real estate - mortgage loans                                  139,569       133,664      130,499      115,160      107,124
Consumer loans                                                 80,702        62,500       50,143       39,599       28,049
--------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
      Total loans                                            $299,564      $264,282     $237,021     $205,618     $184,396
========================================================  ============  ============  ===========  ===========  ===========


The following table presents the percentage distribution of loans by category as of the dates indicated:


                                                                                 For The Years Ended December 31,
                                                          -----------------------------------------------------------------
                                                              1996          1995         1994         1993         1992
--------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
Commercial, financial, agricultural loans
  and lease financing                                           26.12%        25.47%       23.15%       24.10%       25.88%
Real estate - construction loans                                 0.35%         0.31%        0.64%        0.64%        0.82%
Real estate - mortgage loans                                    46.59%        50.58%       55.06%       56.00%       58.09%
Consumer loans                                                  26.94%        23.65%       21.15%       19.26%       15.21%
--------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
      Total loans                                              100.00%       100.00%      100.00%      100.00%      100.00%
========================================================  ============  ============  ===========  ===========  ===========

The following table shows the maturity of loans in the specified categories of Vista's loan portfolio at December 31, 1996, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:

                                                                                    December 31, 1996
                                                          -----------------------------------------------------------------
                                                                          Maturing     Maturing
                                                            Maturing       after        after       Maturing
                                                             in one       one year    five years     after         Total
                                                              year        through       through     ten years
Amounts in Thousands                                        or less      five years    ten years
--------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
Types of loans
  Commercial, financial, agricultural loans
    and lease financing                                       $21,313        $9,856       $8,113      $38,968      $78,250
  Real estate - construction loans                              1,043             -            -            -        1,043
--------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
      Total                                                   $22,356        $9,856       $8,113      $38,968      $79,293
========================================================  ============  ============  ===========  ===========  ===========

Amount of such loans with:
  Predetermined fixed rates                                    $2,957        $6,103       $1,502         $529      $11,091
  Floating or adjustable rates                                 19,399         3,753        6,611       38,439       68,202
--------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
      Total                                                   $22,356        $9,856       $8,113      $38,968      $79,293
========================================================  ============  ============  ===========  ===========  ===========

 SELECTED CONSOLIDATED FINANCIAL DATA
 ------------------------------------------------------------------------------

 ALLOWANCE FOR LOAN LOSSES
 ------------------------------------------------------------------------------

The following table presents a summary of Vista's loan loss experience as of the dates indicated:

                                                                                      For The Years Ended December 31,
                                                               -----------------------------------------------------------------
Amounts in Thousands                                               1996          1995         1994         1993         1992
-------------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
Loans outstanding at end of period                                $299,564      $264,282     $237,021     $205,618     $184,396
=============================================================  ============  ============  ===========  ===========  ===========

Average loans outstanding during the period                       $281,518      $251,062     $223,477     $191,268     $164,654
=============================================================  ============  ============  ===========  ===========  ===========

Allowance for loan losses:
  Balance, beginning of period                                      $3,932        $3,947       $3,697       $3,558       $2,908

  Loans charged off:
    Commercial, financial, agricultural loans
      and lease financing                                              194            92           52          247          255
    Real estate - construction loans                                     -             -            -            -            -
    Real estate - mortgage loans                                        25            77          172          156          130
    Consumer loans                                                     260            88          100           68           85
-------------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
      Total loans charged off                                          479           257          324          471          470

  Recoveries:
    Commercial, financial, agricultural loans
      and lease financing                                               32            20           38           34           33
    Real estate - construction loans                                     -             -            -            -            -
    Real estate - mortgage loans                                         5            14           32           14           45
    Consumer loans                                                      33            18           24           20           19
-------------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
      Total recoveries                                                  70            52           94           68           97

-------------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
        Net loans charged off                                          409           205          230          403          373

  Provision for loan losses                                            380           190          480          542        1,023

-------------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
  Balance, end of period                                            $3,903        $3,932       $3,947       $3,697       $3,558
=============================================================  ============  ============  ===========  ===========  ===========

Net loans charged off during the period as
  a percent of average loans outstanding
  during the period                                                   0.15%         0.08%        0.10%        0.21%        0.23%
=============================================================  ============  ============  ===========  ===========  ===========

The following table presents an allocation of Vista's allowance for loan losses as to indicated categories as of the dates indicated:


                                                                                      For The Years Ended December 31,
                                                               -----------------------------------------------------------------
Amounts in Thousands                                               1996          1995         1994         1993         1992
-------------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
Commercial, financial, agricultural loans
  and lease financing                                               $1,949        $1,805       $1,726       $2,109       $2,536
Real estate - construction loans                                         -             -            -            -            -
Real estate - mortgage loans                                           520           554          518          441          458
Consumer loans                                                         664           434          330          250          188
Unallocated                                                            770         1,139        1,373          897          376
-------------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
      Total allowance for loan losses                               $3,903        $3,932       $3,947       $3,697       $3,558
=============================================================  ============  ============  ===========  ===========  ===========

 SELECTED CONSOLIDATED FINANACIAL DATA
 ------------------------------------------------------------------------------

 NONACCRUAL, RESTRUCTURED AND PAST DUE LOANS
 ------------------------------------------------------------------------------

The following table presents a summary of Vista's nonaccrual, restructured and past due loans as of the dates indicated:

                                                                                For The Years Ended December 31,
                                                                -----------------------------------------------------------------
Amounts in Thousands                                                1996          1995         1994         1993         1992
--------------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
Nonaccrual, Restructured and Past Due Loans:
  Nonaccrual loans (1)                                               $3,177        $4,035       $3,454       $3,943       $5,768
  Restructured loans on accrual status                                  207           155          159          740            -
  Accrual loans past due 90 days or more                                224           356          172          636          307
--------------------------------------------------------------  ------------  ------------  -----------  -----------  -----------
      Total nonaccrual, restructured and past due loans              $3,608        $4,546       $3,785       $5,319       $6,075
==============================================================  ============  ============  ===========  ===========  ===========


Other real estate                                                    $1,280          $489         $744         $892         $918
==============================================================  ============  ============  ===========  ===========  ===========

Interest income that would have been recorded
  under original terms                                                  $86          $128         $150         $219         $403
==============================================================  ============  ============  ===========  ===========  ===========

Interest income recorded during the period (2)                         $153          $167         $314         $163         $124
==============================================================  ============  ============  ===========  ===========  ===========

(1)  Includes nonaccrual restructured loans.
(2) 1994 includes a $206 thousand adjustment to recognize interest income that had been deferred on a nonperforming commercial loan.

 ------------------------------------------------------------------------------

 DEPOSITS
 ------------------------------------------------------------------------------

The following table presents average deposits by type and the average interest rates paid as of the dates indicated:

                                                                                    For The Years Ended December 31,
                                                  -------------------------------------------------------------------------------
                                                              1996                        1995                      1994
                                                  --------------------------  -------------------------  ------------------------
                                                    Average       Average       Average       Average      Average      Average
Amounts in Thousands (Except Percentages)           Balance         Rate        Balance         Rate       Balance        Rate
------------------------------------------------- ------------  ------------  ------------  -----------  -----------  -----------

Noninterest-bearing demand                            $39,154          0.00%      $33,403         0.00%     $29,994         0.00%
Interest-bearing demand                                68,306          2.26%       60,580         2.53%      62,309         2.34%
Savings                                               109,819          3.15%      101,858         3.04%     117,704         2.77%
Time:
  Certificates less than $100,000                     171,565          5.37%      164,698         5.32%     135,377         4.20%
  Certificates $100,000 and over                       31,623          5.41%       20,023         5.71%      10,488         4.04%
------------------------------------------------- ------------  ------------  ------------  -----------  -----------  -----------
      Total deposits                                 $420,467          3.79%     $380,562         3.82%    $355,872         3.04%
================================================= ============  ============  ============  ===========  ===========  ===========

 ------------------------------------------------------------------------------
 BORROWED FUNDS
 ------------------------------------------------------------------------------

The following table presents summarized information relating to borrowed funds as of the dates indicated:

                                                                                      For The Years Ended December 31,
                                                                                  --------------------------------------
Amounts in Thousands (Except Percentages)                                             1996         1995         1994
--------------------------------------------------------------------------------  ------------  -----------  -----------
Balance at end of period                                                              $16,643      $12,141       $8,624
Weighted average interest rate at end of period                                          4.64%        4.71%        4.42%
Maximum amount outstanding
  at any month-end during the period                                                  $16,643      $12,551      $11,920
Average amount outstanding during the period                                          $13,000       $9,613       $7,940
Weighted average interest rate during the period                                         4.51%        4.54%        3.51%
================================================================================  ============  ============  ===========

SELECTED CONSOLIDATED FINANCIAL DATA
-------------------------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE
-------------------------------------------------------------------------------

The following table presents the maturities and the weighted average yields on a tax-equivalent basis for Vista's securities portfolio:

                                                          For The Year Ended December 31, 1996
                                                 -----------------------------------------------------
                                                                      After one but      After five but
                                                 Within one year    within five years   within ten years
                                                 -----------------  -----------------   -----------------
Amounts in Thousands
(Except Percentages)                              Amount    Yield     Amount    Yield    Amount     Yield
------------------------------------------       --------  -------   --------  -------  --------   --------

U.S. Treasury                                    $5,010     5.84%    $13,590     6.08%      $976     5.76%
U.S. Government agencies and corporations         1,003     6.73%     14,326     6.19%     6,472     6.74%
State and other political subdivisions            2,411     6.31%      4,014     6.38%     6,653     6.81%
Other                                             1,252     6.41%      9,069     6.85%       513     7.81%
------------------------------------------      -------     -----    -------     -----   -------     -----
    Total securities                             $9,676     6.13%    $40,999     6.32%   $14,614     6.74%
==========================================      =======     =====    =======     =====   =======     =====

                               [RESTUBBED TABLE]

                                                          For The Year Ended December 31, 1996
                                               -------------------------------------------------------------
                                                 After ten years        No maturity            Total
                                               -----------------    -------------------  -------------------
Amounts in Thousands
(Except Percentages)                            Amount    Yield      Amount     Yield      Amount      Yield
-----------------------------------------      --------  --------   --------   --------   --------    -------

U.S. Treasury                                  $     -        -      $     -        -      $19,576      6.00%
U.S. Government agencies and corporations       83,140     7.42%           -        -      104,941      7.21%
State and other political subdivisions           1,322     7.19%           -        -       14,400      6.64%
Other                                                -        -        2,617     6.48%      13,451      6.77%
-----------------------------------------     --------    ------     --------    ------   --------    -------
    Total securities                           $84,462     7.42%      $2,617     6.48%    $152,368      6.96%
=========================================     ========    ======     ========    =====    ========    =======

Note: At December 31, 1996, all securities were classified as available for sale.